                            OPTION AGREEMENT
                            ----------------


                                 between



                         HAROLD B. CHAPMAN, JR.,

                               ("Seller")



                                   and



                           CHIRON CORPORATION

                                ("Buyer")

                            OPTION AGREEMENT
                            ----------------

     THIS OPTION AGREEMENT ("Agreement") is entered as of January 1, 1995 ("Effective Date") by and between HAROLD B. CHAPMAN, JR., an individual ("Seller"), and CHIRON CORPORATION, a Delaware corporation ("Buyer").

     THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions of the parties:

     A. Seller is owner of the real property more particularly described on EXHIBIT A, attached hereto, together with all improvements thereon, including the buildings known as Buildings "M" and "G", and all appurtenances thereto (collectively, the "Property"). The Property is more particularly described in the Lease (as defined in Recital B).

     B. Buyer (as successor to Cetus Corporation) currently leases the Property from Seller pursuant to a lease agreement ("Original Lease") dated as of July 1, 1983, as amended by (i) the Amendment to Lease ("First Amendment to Lease") dated as of March 20, 1990, and (ii) the Second Amendment to Lease dated as of January 1, 1995. The Original Lease, as amended by the First Amendment to Lease and the Second Amendment to Lease, is hereinafter referred to as the "Lease". A copy of the Lease is attached hereto as EXHIBIT B.

     C. Buyer desires to obtain an option ("Option") to purchase the Property from Seller, and Seller is willing to grant to Buyer an Option to purchase the Property, upon all of the terms, covenants and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties hereto agree as follows:

     1. GRANT OF OPTION. Seller grants to Buyer the Option to purchase the Property on the terms of this Agreement.

     2.   OPTION TERM. The term of the Option ("Option Term") shall be five
(5) years, commencing as of the Effective Date. There shall be no extension of the Option Term except by a written executed agreement by Seller and Buyer.

     3.   CONSIDERATION.

          a.   OPTION PAYMENT; SECOND AMENDMENT TO LEASE.
As consideration for the Option, Buyer shall pay Seven Hundred Fifty Thousand Dollars ($750,000.00) ("Option Payment") to Seller.


                                      1.

          b.   TIME OF PAYMENT.  The Option Payment shall be made within five
(5) days after (i) execution of the Second Amendment to Lease (to the extent not previously executed); (ii) execution of this Agreement by Seller and Buyer; and (iii) recordation of the Memorandum of Option (as provided in Section 18.a), which shall be recorded by Buyer within five (5) days after the last execution of the documents referred to in Sections (i) and (ii) of this Section 3.b.

          c. OPTION PAYMENT EARNED. The Option Payment shall be deemed earned in full upon (i) execution of this Agreement, (ii) execution of all documents required to be executed concurrently with execution of this Agreement, and (iii) completion of all of the items listed in Section 3.b.

          d. RETENTION OF OPTION CONSIDERATION. If Buyer fails to exercise the Option, Seller shall retain the Option Payment.

          e. APPLICATION OF OPTION PAYMENT. If the Option is exercised, the Option Payment shall be applied as a credit against the Purchase Price.

     4.   EXERCISE.

          a. EXERCISE NOTICE. If not then in breach of this Agreement, Buyer shall have the right to exercise the Option prior to the expiration of the Option Term by delivering a written notice ("Exercise Notice") to Seller by registered mail or personal delivery stating that Buyer desires to close
Escrow (as hereinafter defined). The date of the closing of Escrow shall be determined by Seller in accordance with the terms of Section 11.a.

          b. AGREEMENT FOR PURCHASE AND SALE. Upon the exercise of the Option, this Agreement shall become a contract for the purchase and sale of the Property, and Buyer shall thereupon agree to buy and Seller shall thereupon agree to sell the Property, upon all of the terms, covenants and conditions set forth in this Agreement.

          c. EXTENSION OF LEASE. If Buyer delivers the Exercise Notice and the close of Escrow is to occur after the date the Lease would have expired if there were no further extension, Optionee shall be deemed to have exercised the right to extend the Lease for a period of two (2) years (I.E., from July l, 2000 to June 31, 2002). Extension of the Lease pursuant to this
Section 4.c shall not be affected if close of Escrow does not occur.

                                      2.

     5.   PURCHASE PRICE.

          a. AMOUNT. If the Option is exercised, Buyer shall deliver to Chicago Title Insurance Company ("Escrow Agent") prior to the close of Escrow ("Close of Escrow") cash or other readily available funds in the amount of Ten Million Five Hundred Thousand Dollars ($10,500,000.00) ("Purchase Price"), subject to any adjustment pursuant to Section 5.c, reduced by credits for (i) the amount of the Option Payment; and (ii) amounts necessary to remove any liens against the Property, other than the Permitted Exceptions (as hereinafter defined), which are caused by Seller.

          b. CPI. For purposes of this Section 5, the "CPI" shall mean the Consumer Price Index (CPI) for All Urban Consumers, All Items, for the San Francisco-Oakland Metropolitan Area (1982-84 = 100), as published by the Bureau of Labor Statistics of the United States Department of Labor ("Bureau"). If the Bureau discontinues publication of the CPI, publishes the CPI less frequently, or alters the CPI in any manner, Buyer shall adopt a substitute CPI procedure which Buyer and Seller feel reasonably reflects and monitors the consumer prices.

          c. CPI ADJUSTMENT. The Purchase Price shall increase by the percentage increase in the CPI in excess of five percent (5%) per annum from the date of this Agreement to the date of the Exercise Notice. For example,
(i) if the period between the date of this Agreement and the date of the Exercise Notice is four (4) years, and (ii) the CPI increases by twenty-three percent (23%) during the four (4) year period, then the Purchase Price shall increase by three percent (3%) to Ten Million Eight Hundred Fifteen Thousand Dollars ($10,815,000.00).

     6. REPRESENTATIONS OF SELLER. Seller hereby makes the following representations and warranties for the benefit of Buyer (which representations are made by Seller as of both the date of this Agreement and as of the Closing Date):

          a. NO ADDITIONAL LEASES. Except for the Lease, (i) there are no leases of all or any portion of the Property, and (ii) Seller has not entered, nor is Seller aware that any other person or entity other than Buyer has entered, any other agreements affecting the occupancy of the Property.

          b. NO LITIGATION. Except as described in Exhibit C, attached hereto, there are no civil, governmental, quasi-governmental or administrative investigations, actions, suits, proceedings or claims pending or, to the best of Seller's knowledge, threatened against or affecting Seller or the Property (including the use, occupancy, operation or value of the

                                      3.

Property). Seller does not know of any basis for any such investigations, actions, suits, proceedings or claims.

          c. OWNERSHIP OF PROPERTY. Seller is the owner of the Property and has the authority, acting alone, to enter this Agreement and to convey title to the Property in accordance with this Agreement.

          d. NO ADDITIONAL REPRESENTATIONS. Seller makes no warranties whatsoever except those specifically set forth in this Agreement.

     7.   INSPECTIONS.

          a. INSPECTION RIGHTS. During the Option Period, Buyer shall have the right to conduct any and all studies, tests (including environmental tests) and inspections that Buyer deems appropriate to determine the condition and status of the Property.

          b. WAIVER BY BUYER. Purchase of the Property pursuant to exercise of the Option by Buyer shall constitute a waiver by Buyer of any defects in either the title or the physical condition of the Property (including the improvements comprising part of the Property). Purchase of the Property pursuant to exercise of the Option constitutes acceptance by Buyer of the Property in an "as is" condition.

     8.   COOPERATION OF SELLER.

          a. RIGHT OF BUYER. During the Option Term, Buyer shall have the right to apply for and obtain all Approvals (as defined below) relating to the Property which Buyer desires from governmental agencies, quasi-governmental agencies, and other entities and persons having authority over the Property. The Approvals may relate to Buyer's plans to develop the Property, together with other property located near the Property, with a new life science facility. To the extent requested by Buyer, Seller shall assist Buyer in obtaining the Approvals.

          b. SCOPE OF ASSISTANCE. Seller's assistance shall include execution of all applications for Approvals which Buyer requests Seller to execute and, when required by the City of Emeryville ("City"), recordation against the Property of any Approvals obtained by Buyer for development of the Project.

          c. APPROVALS. The Approvals may include (i) a development agreement; (ii) a participation agreement under redevelopment law; (iii) a vesting tentative map and any final subdivision maps pursuant to the vesting tentative map; (iv) a

                                      4.

planned unit development and other zoning approvals; and (v) a General Plan amendment.

          d. REIMBURSEMENT OF SELLER. For time spent at Buyer's request, in activities necessary for Buyer to obtain the Approvals, Seller shall be entitled to (i) Two Hundred Dollars ($200.00) per hour and (ii) reimbursement for reasonable out-of-pocket costs and expenses incurred by Seller. Buyer shall notify Seller before Buyer commences activities for which Seller will seek payment or reimbursement totalling more than Two Thousand Dollars ($2,000.00).

          e. OBLIGATION OF BUYER. Buyer shall indemnify Seller against any net reduction in the value of the Property, or net increase in the costs paid by Seller, resulting from the conditions imposed against the Property pursuant to the Approvals if (i) the Approvals reduce the value of the Property and (ii) for any reason other than default by Seller, Buyer does not exercise the Option and purchase the Property.

     9.   TITLE ISSUES.

          a. PERMITTED EXCEPTIONS. For purposes of this Agreement, the term "Permitted Exceptions" shall mean (i) the exceptions to title recorded against the Property as of January 12, 1995, as shown in the Preliminary Report (Order No. 105494), dated as of January 12, 1995 and issued by Chicago Title Company of Alameda County, a copy of which is attached hereto as EXHIBIT D, exclusive of the deed of trust ("Home Savings Deed of Trust") for the benefit of Home Savings of America, F.A. ("Home Savings"), and (ii) any exceptions created by Buyer after the Effective Date.

          b. DEED. Seller shall convey title to the Property to Buyer by a standard grant deed ("Deed").

          c. TITLE POLICY. At the Close of Escrow, Title Company shall issue to Buyer, upon payment of Title Company's regularly scheduled premium, an ALTA owner's extended coverage policy of title insurance ("Title Policy"), in the amount of the Purchase Price, showing title vested in Buyer, subject only to the Permitted Exceptions and the standard printed exceptions in the Title Policy. The Title Policy shall contain such endorsements as Buyer desires.

     10. ESCROW. Buyer shall establish the escrow ("Escrow") for the close of this transaction at the office of Title Company after Buyer delivers the Exercise Notice. Prior to the Close of Escrow, the parties shall deposit the following funds and documents into Escrow, and Title Company shall close Escrow as provided below.


                                      5.

          a.   SELLER. Seller shall deposit into Escrow the following:

               (i)   DEED.  The duly executed and acknowledged Deed;

               (ii) NON-FOREIGN CERTIFICATE. A duly executed certificate ("Non-Foreign Certificate") from Seller certifying that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code ("Code"), to the extent Seller is so qualified;

               (iii) SELLER'S CERTIFICATE. A duly executed certificate from Seller stating that the warranties and representations of Seller which are made under this Agreement are valid as of the Closing Date;

               (iv) RECONVEYANCE DOCUMENTS. All documents necessary to reconvey any mortgages and deeds of trust that are then of record against the Property ("Deeds of Trust"); and

               (v) FUNDS. All funds necessary to reconvey the Deeds of Trust to the extent (A) the proceeds due to Seller upon the sale are insufficient to pay off all of the obligations secured by the Deeds of Trust and (B) the Deeds of Trust are secured by Seller's (and not Buyer's) interest in the Property.

          b.   BUYER: Buyer shall deposit into Escrow the following:

               (i) PURCHASE PRICE. The Purchase Price, subject to the adjustments described in Section 5 (and possible credits under Sections 12 and 13); and

               (ii) ADDITIONAL CASH. Additional cash in the amount necessary to pay all Escrow costs and prorations, as hereinafter set forth.

     11.  CLOSE OF ESCROW.

          a. CLOSING DATE. Close of Escrow ("Close of Escrow") shall occur on the date ("Closing Date") determined by Seller; provided that (i) the Closing Date shall be within one (1) year after the date of the Exercise Notice, (ii) the Closing Date shall not be less than six (6) months after the date of the Exercise Notice and (iii) Seller shall give Buyer not less than forty-five (45) days' prior written notice of the Closing Date. When Title Company is in a position to issue the Title Policy and all documents and funds have been deposited with Title Company, Title Company shall close Escrow as provided below. The failure


                                      6.

of Seller or Buyer to be in a position to close Escrow by the Closing Date shall be a default under this Agreement.

          b.   PROCEDURE.  Title Company shall close Escrow as follows:

               (i)   RECORD DEED.  Record the Deed and deliver the Deed to
Buyer;

               (ii) DELIVER PURCHASE PRICE. Deliver the Purchase Price to Seller by federal wire transfer or cashier's check, or as instructed by Seller, reduced by the credits to Buyer described in Section 5 (and possible credits under Sections 12 and 13) and Seller's share of costs and prorations as provided below; and

               (iii) DELIVER TITLE POLICY.  Deliver the Title Policy to Buyer.

          c.   COSTS AND PRORATIONS.

               (i) CLOSING COSTS. Buyer and Seller each shall pay its own attorneys' fees. Buyer shall pay all Escrow fees, recording costs, title insurance premiums and documentary transfer taxes.

               (ii) PRORATIONS. Real estate taxes and assessments (both principal and interest) shall be the obligation of Chiron.

          d. INCORPORATION. The parties shall execute for the benefit of Title Company such additional Escrow instructions as Title Company shall require, provided that the additional Escrow instructions do not modify or alter the terms of this Agreement.

     12.  EMINENT DOMAIN.

          a. CREDIT OR ASSIGNMENT OF PROCEEDS. If there is an exercise of the power of eminent domain by a governmental agency in regard to all or any portion of the Property, all the proceeds from the eminent domain action (with interest at the rate of five percent (5%) per annum from the date the proceeds are received by Seller to the Closing Date) shall be credited against the Purchase Price (subject to the limitation in Section 12.b). If the proceeds from the eminent domain action have not been paid to Seller as of the Closing Date, Seller shall assign to Buyer all rights to the proceeds (subject to the limitation in Section 12.b), including the sole right to settle or approve the settlement of any eminent domain action.


                                      7.

          b. LIMITATION ON CREDIT OR ASSIGNMENT. The maximum amount of the proceeds credited to the Purchase Price or assigned by Seller to Buyer under
Section 12.a shall be the Purchase Price, with Seller to retain the right to receive the balance of the proceeds, unless Buyer delivers the Exercise Notice to Seller prior to expiration of the Option Term.

     13.  DAMAGE AND DESTRUCTION.

          a. CREDIT OR ASSIGNMENT OF INSURANCE PROCEEDS. If there is damage or destruction of all or any portion of the Property, all of the insurance proceeds paid to Seller in connection with the restoration of the Property (with interest at the rate of five percent (5%) per annum from the date the insurance proceeds are received by Seller to the Closing Date) shall be credited against the Purchase Price (subject to the limitation in Section 13.b). If the insurance proceeds have not been paid as of the Closing Date, Seller shall assign to Buyer all the rights to the insurance proceeds (subject to the limitation in Section 13.b), including the sole right to settle or approve the settlement of any action against the insurer.

          b. LIMITATION ON CREDIT OR ASSIGNMENT. The maximum amount of the insurance proceeds credited to the Purchase Price or assigned by Seller to Buyer under Section 13.a shall be the Purchase Price, with Seller to retain the right to receive the balance of the insurance proceeds, unless Buyer delivers the Exercise Notice to Seller prior to expiration of the Option Term.

     14.  TAX DEFERRED EXCHANGE.

          a. COOPERATION; INDEMNITY. To the extent requested by Seller, Buyer shall cooperate with Seller in effecting the transfer of the Property as an exchange in accordance with Section 1031 of the Code. Seller shall indemnify, defend, protect and hold harmless Buyer for all costs, expenses, liabilities and claims arising out of the exchange. Any such exchange shall not delay the Close of Escrow, require Buyer to incur any additional costs or expenses (except as provided in Section 14.b), or require Buyer to take title to any replacement property for the benefit of Seller.

          b. REIMBURSEMENT BY SELLER. Seller shall reimburse Buyer for all additional costs and expenses resulting from Seller effecting the transfer of the Property as an exchange under Section 1031 of the Code (I.E., costs and expenses in addition to the costs and expenses Buyer would have incurred if the transfer were a sale). Buyer shall not incur in excess of Five Thousand Dollars ($5,000.00) of additional costs and expenses for which Buyer will seek reimbursement from Seller without Seller's prior consent.


                                      8.

     15. BROKERAGE COMMISSION. Buyer and Seller each warrants for the benefit of the other that no brokerage commission or finder's fee shall be due with respect to the sale of the Property by Seller to Buyer other than the fees due from Buyer to AMB Corporate Real Estate Advisors, Inc. ("AMB") under a separate agreement for services performed by AMB on Buyer's behalf. Buyer and Seller each shall indemnify, defend and hold the other harmless from and against any loss, cost or expense, including attorneys' fees and court costs, resulting from any claim for a commission or fee by any broker or finder, resulting from activities of the indemnifying party in connection with the execution of this Agreement or Buyer's purchase of the Property.

     16.  SUCCESSORS AND ASSIGNS.

          a. GENERAL PROVISION. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          b. ASSIGNMENT BY BUYER. Buyer shall have the right to assign its rights and obligations under this Agreement without the consent of Seller, except that Seller shall have the right to either consent to or reject an assignee that, in Seller's reasonable opinion, is not sufficiently financially capable to carry out the obligations of Buyer under this Agreement.

          c. ASSIGNMENT BY SELLER. Seller shall have the right, without Buyer's consent, to assign all his right, title and interest in the Property to a living trust which is under the sole control of Seller.

     17. SURVIVAL. The terms, covenants and conditions herein contained required to be operative after delivery of the Deed or after termination or expiration of the Option, in order to be fully effective, shall be operative and shall not be deemed to have merged in the Deed or to terminate upon termination of this Agreement or the Option.

     18.  MEMORANDUM OF OPTION AGREEMENT.

          a. RECORDATION. Prior to delivery of the Option Payment, the parties shall cause to be recorded in the Official Records of Alameda County the Memorandum of Option Agreement, attached hereto as EXHIBIT E.

          b. QUITCLAIM. Buyer shall deliver to Title company a quitclaim deed concurrently with execution of this Agreement. The quitclaim deed, which shall remove the Memorandum of Option Agreement from title to the Property, shall be held by


                                      9.

Title Company for recordation if, for any reason, the option is not exercised within the Option Term.

     19. SPECIFIC PERFORMANCE. The parties hereby acknowledge that, in the event of a breach or a threatened breach of any of the provisions of this Agreement by a party, damages are an inadequate remedy. Accordingly, without limiting any other remedies of either party, the obligations of the parties under this Agreement may be enforced by specific performance.

     20. ENTIRE AGREEMENT. This Agreement contains all of the covenants, conditions and agreements between the parties regarding the Option and shall supersede all prior correspondence, agreements and understandings, both verbal and written, between the parties regarding the Option. No addition or modification of any term or provision shall be effective unless set forth in writing and signed by both Seller and Buyer.

     21.  ASSURANCES FROM EXISTING LENDER.

          a. NO RECOGNITION AGREEMENT INITIALLY. Prior to execution of this Agreement, it was not practical to obtain a recognition agreement for this Agreement from Home Savings in connection with the Home Savings Deed of Trust. As a result, Seller and Buyer agree as follows:

               (i) RIGHT TO CURE. If Seller is in default of its obligations under the Home Savings Deed of Trust, Buyer shall have the right, but not the obligation, to cure the default and credit against the rent due under the Lease any amounts expanded by Buyer in connection with the cure (with any balance credited to the Purchase Price); and

               (ii) PURCHASE AT FORECLOSURE. If Home Savings (or its successor) begins a foreclosure action in connection with the Property, Buyer shall have the right to purchase the Property at the foreclosure sale so long as the foreclosure did not result either directly or indirectly from any act(s) of Buyer or its agents, assign(s), representative(s), related entity(ies), or those acting in concert with Buyer, whether by breach of any agreements between Buyer and Seller or otherwise, and otherwise subject to Seller's rights as set forth in Section 2l.b below.

          b. RIGHT TO SEEK RECOGNITION AGREEMENT. After this Agreement is executed by Buyer and Seller, Buyer shall have the right to seek a recognition agreement for this Agreement from Home Savings in connection with the Home Savings Deed of Trust. Actions by Buyer in seeking the recognition agreement shall not adversely impact Seller. Buyer assumes and shall compensate Seller for any adverse impact on Seller as a result of Buyer

                                      10.

seeking a recognition agreement. For purposes of this section 21.b, adverse impacts include, but are not limited, to any charges imposed on Seller which are over and above Seller's obligation to Home Savings, either financially or temporally, or which result in a reduction in any manner of Seller's interest in the Property, including, but not limited to, foreclosure of Seller's interest in the Property, whether the Property is purchased at any foreclosure by Buyer or others.

     22. NO FURTHER ENCUMBRANCES. Seller shall not subject all or any portion of the Property to any lien or encumbrance or otherwise revise the status of the title to the Property after the date of this Agreement; provided, however, that Seller may subject the Property to liens for monetary obligations to the extent that the credits to which Buyer is entitled (under
Section 5(ii)) do not exceed eighty percent (80%) of the Purchase Price.

     23. ATTORNEYS' FEES. In the event of any litigation regarding the rights and obligations of the parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs.

     24. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and delivered either by hand or deposited in the United States mail first-class, postage prepaid, and addressed to Buyer at Buyer's Address (as shown on Page i) or to Seller at Seller's Address (as shown on Page i), as applicable. The foregoing addresses may be changed by written notice to the other party as provided in this Section.

     25. LEASE. Except as provided in this Agreement, the Lease shall remain in full force and effect and unamended. In the event of conflict between the terms of this Agreement and the terms of the Lease, the terms of the Lease shall control.

     26. EXHIBITS. Exhibits A, B, C, D and E are attached hereto and incorporated herein by reference thereto.

     27. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     28. CONFIDENTIALITY. Seller and Buyer agree to keep confidential, and not publicly disclose, the terms of this Agreement and the transaction contemplated hereby. However, both Buyer and Seller may disclose the terms of this Agreement to: (i) their respective lenders, consultants, agents, architects, independent contractors, attorneys or surveyors associated with the purchase and sale of the Property; (ii) any governmental

                                      11.

authority to which such disclosure is required by law; or (iii) any third party to whom the non-disclosing party to this Agreement has given its prior written consent for such a disclosure.

     29.  TIME. Time is of the essence of every provision herein contained.

     IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Agreement, on the date(s) set forth below, as of the day and year first above written.

                                       "Seller"
                                       /s/ H.B. Chapman Jr.
                                       ------------------------------
                                       HAROLD B. CHAPMAN, JR.
                                       an individual
                                       Date: June 7, 1995
                                             ------------------------

                                       "Buyer"

                                       CHIRON CORPORATION,
                                       a Delaware corporation


                                       By: /s/ Dennis L. Winger
                                           --------------------------
                                       Name: Dennis L.  Winger
                                            -------------------------
                                       Its: Vice President
                                            -------------------------
                                       Date: June 7, 1995
                                            -------------------------


                                       12.

                                EXHIBIT A
                               ----------



                          PROPERTY DESCRIPTION


CITY OF EMERYVILLE

PARCEL "B", PARCEL MAP NO. 2108, FILED JUNE 17, 1977, IN MAP BOOK
97, PAGE 40, ALAMEDA COUNTY RECORDS.

ASSESSOR'S PARCEL NO. 049-1041-049

                                EXHIBIT B
                               ----------

                                  LEASE


     THIS LEASE AGREEMENT is made as of this 1st day of July, 1983, between
H. B. CHAPMAN, JR. ("Chapman"), an individual, and CETUS CORPORATION, a Delaware corporation ("Cetus").

     In consideration of their mutual promises herein, the parties agree as follows;

     LEASED PREMISES

     1.1 DEFINITION OF PREMISES. Chapman hereby leases to Cetus, and Cetus hereby hires from Chapman, for the term and subject to the provisions of this Agreement that certain real property (the "Premises") commonly known as 1400 and 1450 53rd Street, Emeryville, California and more particularly described by metes and bounds on Exhibit A hereto and depicted on the size plan attached as Exhibit A-1 hereto. The Premises include the land described on Exhibit A, all appurtenances thereto and all improvements thereon, including without limitation two buildings (the "Buildings") described as Building M and Building G on Exhibit A-1, a parking lot, a loading dock, driveway access to the loading dock, driveway access to the parking lot, a bridgeway connection between the Buildings and the property owned by Cetus at 4560 Horton Street, Emeryville, California, exterior walkways, stairways and other facilities exterior to the Buildings. Cetus acknowledges and agrees that it receives the Premises in "as is" physical condition.

     1.2 LESSOR'S TITLE. Chapman warrants that he has fee simple title to the real property described on Exhibit A and Exhibit A-1, the improvements thereon and the appurtenances thereto. Chapman shall vacate Area 1 of Building G, as marked in blue on Exhibit A-1, by August 1, 1983. Chapman shall vacate Area 2 of Building G, as marked in red on Exhibit A-1, by September 1, 1983. Chapman shall vacate Area 3 of Building G, as marked in yellow on Exhibit A-1, and shall cause the existing tenant of Area 3 to vacate the Premises, by October 1, 1983. Chapman shall secure to Cetus the quiet, peaceful and undisturbed possession of the Premises during the term of this Lease against any persons who claim any title to or interest in the Premises; provided, however, that Cetus acknowledges the rights of the existing tenants of Building M and the existing tenant of Area 3 of Building G pursuant to the leases (the "Prior Leases") described on Exhibit B hereto; provided further however that as of the date hereof Chapman hereby (a) represents and warrants that no default exists under any of the Prior Leases, (b) assigns to Cetus all of his right, title and interest pursuant to the Prior Leases including all right to modify or extend the Prior Leases, (c) delivers to Cetus subordination and attornment agreements in favor of Cetus from each of the tenants ("Prior Tenants") under the Prior Leases, and (d) confirms that upon expiration or earlier termination of any Prior Lease, Cetus shall have without exception the quiet, peaceful, undisturbed possession of that portion of the Premises covered by the Prior Lease.

     1.3 HORTON STREET. The term "Horton Street" refers to the paved automobile access route (I.E., paved road) on the immediate west side of Building G. So long as Cetus retains control of Horton Street it agrees to maintain it at its own expense.

     TERM

     2.1  TERM AND OPTIONS TO RENEW.

     The term of this Lease shall be 7 years from July 1, 1983 (the "Commencement Date"). Cetus shall, however, have the option to extend this Lease and all of its other provisions for 7 additional 2-year terms. The exercise of each of these 2 year options shall be automatic unless Cetus gives at least 60 days notice of its intent not to exercise each such option. However, if not more than 70 days prior to the expiration of the then current term Chapman delivers to Cetus written notice that Chapman seeks notification as to whether Cetus is exercising its option to extend, then Cetus must deliver to Chapman within 10 days after Cetus receives such notice from Chapman Cetus' written notification as to whether Cetus is exercising its option to extend. If Cetus does not deliver the notices required of it pursuant to this Section 2.1, then Chapman shall be under no obligation to further extend the Lease.

     RENT

     3.1  RENT.  Rent for the premises shall be $57,362.50 per month.

     3.2 PERIODIC PAYMENTS OF RENT. The rent shall be paid in equal monthly installments due on the first day of each month; except, however, that on or before July 1, 1983 Cetus shall pay Chapman the monthly rent for the month of July 1983 and for the month of June 1984. Cetus' prepayment of the rent for the month of June 1984 shall be the only advance rental payment required under this Lease. If this Lease terminates on a day other than the last day of a calendar month, the monthly rental for the last fractional month shall be prorated.

     3.3 MANNER OF PAYMENT. Rental shall be paid to Chapman in lawful money of the United States of America at the address set forth herein for delivery of notices to Chapman or to such other person or at such other place as Chapman may from time to time designate in writing.

     3.4 PRIOR LEASES. The parties acknowledge that pursuant to the Prior Leases portions of the Premises are currently rented out to various other tenants. Cetus acknowledges and agrees that in leasing the Premises from Chapman it takes "subject to" the Prior Leases. Cetus understands and accepts that Chapman makes no guarantees as to the validity or terms of the Prior Leases. However, along with the right to occupy the Premises, Cetus by execution of this Lease gains the right to sublease space in the Premises to new tenants and collect rents from existing tenants and to negotiate new rental terms with Cetus' subtenants or the said existing tenants. By executing this Lease Cetus also agrees that it relieves Chapman of the responsibility of removing existing tenants for violation of provisions of their rental agreements occurring from and after the Commencement Date and agrees to waive any claims against Chapman for any breaches of the Prior Leases occurring after the Commencement Date. Cetus also agrees that it waives any claims against Chapman for any damage Cetus may have sustained or may in the future sustain as a result of Chapman's failure to evict Roger Schmidt.

     TAXES

     4.1 TAXES. The parties agree that the real property tax obligation on the Premises which accrues during the term of this Lease shall be paid by Cetus.

     UTILITIES

     5.1 UTILITIES. Immediately upon the Commencement Date Cetus shall become solely responsible for payment of all utilities supplied to the Premises including, but not limited to, gas, electricity and water and shall immediately notify said utility suppliers. Cetus may thereafter charge each other tenant on the Premises its prorated share of the cost of each said utility.

     5.2 METERING. Cetus may at its own expense install any utility metering system it desires.

     USE

     6.1 PERMITTED USE. Cetus may use the Premises for all purposes consistent with the current zoning laws to which the Premises are subject.

     6.2 SAFETY. Should Cetus cease its use of the Premises while Chapman remains owner of the Premises, Cetus agrees to leave the Premises in a condition which is safe and nonhazardous to human and other forms of life. Cetus agrees that if after it has so left the Premises an unsafe condition caused and left by Cetus is responsible for injury to any individual, Cetus will hold Chapman harmless and indemnify him for any and all costs or compensation reasonably paid by Chapman as a result of such injury. Cetus also agrees to fully reimburse Chapman for any expenditures reasonably made by Chapman for the purpose of making the Premises safe after Cetus has left the Premises. The covenants contained in this Section 6.2 are personal to Chapman and are not transferable to his successors and assigns and further shall expire on the second anniversary of the date Cetus ceases to use the Premises.

     BUILDING SERVICES

     7.1 PROVISIONS BY CETUS. Cetus, at Cetus' expense, shall furnish the Premises with such (i) elevator service, (ii) lighting replacement (for building standard lights) in common areas, (iii) restroom supplies in common areas, and (iv) janitor service in common areas as Cetus may require or as is required pursuant to the Prior Leases.

     SECURITY

     7.2 SECURITY. Throughout the term hereof Cetus shall provide for the security of the Premises, including the breezeway, as it sees fit, and may, at Cetus' expense, implement an increased security system.

     7.3 LOADING DOCK-BREEZEWAY DOOR. Cetus shall be responsible for the security of the door between the loading dock and the breezeway, which is located at the north end of the breezeway.

     MAINTENANCE; REPAIRS

     8.1 CETUS' OBLIGATIONS. Cetus, at Cetus' expense, shall at all times during the term hereof maintain all public and common areas (including lobbies, stairs, elevators, corridors and restrooms), windows, doors, the breezeway, the mechanical, plumbing and electrical equipment, the parking area, and foundations, exterior walls and roof, of the Premises all as Cetus may require or as may be required of the landlord pursuant to terms of the Prior Leases.

     8.2 CETUS' GENERAL OBLIGATIONS. Cetus shall, at all times during the terms hereof and at Cetus' sole cost and expense, keep the Premises in good order, condition and repair, excepting only that portion of the Premises for which tenants under Prior Leases are responsible and ordinary wear and tear and damage to the Premises by fire, earthquake, the elements or other causes beyond Cetus' reasonable control.

     8.3 CETUS' RIGHTS WITH RESPECT TO HVAC. Cetus shall maintain (at Cetus' expense) the heating, ventilating and air conditioning systems in the Buildings as Cetus may require or as may be required of the landlord pursuant to the terms of the Prior Leases. Cetus may, at Cetus' expense, put into working order, operate and maintain exhaust fans and exhaust systems on the Premises.

     8.4 HEAT. Cetus shall be responsible for providing an operating boiler system at the Commencement Date for Cetus' and other tenants' use. Cetus, at Cetus' expense, shall maintain the boiler system during the term of this Lease and furnish the fuel therefor.

     ALTERATIONS

     9.1 ALTERATIONS. Cetus may, at Cetus' expense, make any structural or nonstructural alterations, additions or improvements in, on or to any space in the Premises as Cetus desires as long as the present value of the Premises is not diminished and all such changes conform to the requirements of and receive the approval of all relevant government agencies including those of the City of Emeryville, County of Alameda, State of California, and the United States of America. If and only if Cetus intends to make alterations which materially affect the structure or exterior face of the Buildings, Cetus shall within 10 days prior to actually commencing work on said alterations provide to Chapman copies of all plans, prints, blueprints, details, working drawings and all other relevant construction documents and shall also provide an adequate work space on the Premises for Chapman to review the said documents. Cetus shall not have the right to actually commence physical work on alterations which materially affect the structure or exterior face of the Buildings without the prior written approval of Chapman; provided however that Chapman shall not unreasonably withhold prior written approval, and if Chapman has not approved or disapproved of the alterations within 10 days of submission of the material plans and specifications therefor, he shall be deemed to have granted prior written approval.

     9.2 MECHANICS' LIENS. Cetus shall keep the Premises free from any liens arising out of any work which it causes to be performed for materials furnished to or obligations incurred by Cetus. Each party shall have the right to post and keep posted on the Premises any notices that may be provided by law or which either party may deem to be proper for the protection of the Premises against such liens. If within 10 days following the imposition of any lien the obligated party has not caused the lien to be released of record by payment or by posting of a proper bond, the other party, in addition to all other remedies provided in this Lease and by law, shall have the right, but shall not be obligated, to cause the lien to be released by such means as it deems proper, including payment of the claim giving rise to the lien. All payments made and expenses incurred by that party in connection with the lien shall be reimbursed to that party.

     INSURANCE

     10.1 PROPERTY INSURANCE. Cetus at its own expense shall carry throughout the term hereof property insurance on the Premises in the amount of the fair market value of the Buildings and improvements ("Improvements"). The fair market value of the Improvements shall be redetermined at least once every two years in a manner reasonably acceptable to both parties and to Cetus' insurance carrier by an independent appraiser. Such appraisal shall delineate the amount of coverage for (a) the exterior walls and the roof of each of the two Buildings, the on-site improvements and other improvements made to the Premises by Chapman or his predecessors in interest at his or their expense, and (b) the leasehold improvements previously or hereafter made to the Premises by Cetus at its expense and Cetus' fixtures and personality. The insurance shall name H. B. Chapman, Jr. as an additional insured. Such insurance shall contain coverage against loss or damage by fire and such other risks as are now or hereafter included under "All Risks" coverage in common use for commercial structures in the vicinity of the Premises. Said coverage may provide for a deductible amount of up to $15,000; Cetus shall not accept a greater deductible amount without first obtaining Chapman's prior written consent, which Chapman shall not unreasonably withhold, and Chapman's consent shall be presumed if Chapman does not object to a proposed greater deductible within 20 days after notice thereof from Cetus.

     10.2 LIABILITY INSURANCE. Cetus, at its own expense, shall carry throughout the term hereof comprehensive general liability insurance to protect against liability to the public incident to or resulting from any accident on the Premises. The coverage of such insurance shall be not less than $1,000,000 for any one person injured, $3,000,000 for any one accident and $1,000,000 for property damage. By endorsement Cetus shall include contractual obligation protection under said liability coverage. In any policy of liability insurance purchased by either party to this Lease the other party shall be named as a co-insured.

     10.3. CHAPMAN'S SEPARATE COVERAGE. Chapman, at his expense, may also place any other or additional insurance coverage he desires, which shall be in Chapman's name and in which Cetus shall have no interest.

     10.4 BOILER AND MACHINERY INSURANCE. Cetus at its cost shall maintain boiler and machinery insurance on all boilers, heating and air conditioning equipment and other standard equipment in, on or about the Buildings routinely covered by such insurance, if any of these items and the damage that may be caused by them are not covered by the "All Risk" insurance referred to in Section 10.1. The boiler and machinery insurance shall have limits of not less than $100,000 per occurrence.

     10.5 SUBROGATION. Each party shall cause each insurance policy obtained by it and relating to the Premises to provide that the insurance company waives all right of recovery by way of subrogation against the other in connection with any damage covered by any policy.

     10.6 FORM OF POLICIES. The policies evidencing the coverage carried by a party under this Article 10 shall be issued by insurance companies licensed to do business in the State of California and provide that (a) the coverage is primary and noncontributing to any insurance that may be carried by the other party; (b) the coverage cannot be cancelled, modified, reduced or otherwise materially changed except after 30 days prior written notice to the other party; and (c) the other party shall be included as an additional insured.

     10.7 PROCEDURES AND REMEDIES. The party hereto responsible for carrying insurance under this Article 10 shall deliver to the other party, in the manner required for notices, (a) certificates or binders evidencing all insurance policies and endorsements this Lease requires the party to carry, and (b) proof satisfactory to the other party that the premiums for the procurement and maintenance of such coverage are fully paid, all within the following time limits:

          (i) for insurance required at the commencement of the term of this Lease within 60 days from the Commencement Date; and

          (ii) for any renewal or replacement of a policy already in existence, at least 30 days before expiration or other termination of the existing policy.

     If a party fails or refuses to procure or to maintain the insurance coverage required hereunder or fails or refuses to furnish the other party with proof that said coverage has been procured and is in force and paid for, the other party shall have the right, without notice, but without any obligation so to do, to procure and maintain such coverage. The defaulting party shall reimburse the curing party on demand for any premiums the latter so pays.

     COMPLIANCE WITH LAW

     11.1 COMPLIANCE WITH LAW. Cetus shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use or occupancy of the Premises, excluding requirements of code compliance and or structural changes not related to Cetus' acts.

     ASSIGNMENT AND SUBLETTING

     12.1 USE CONSISTENT WITH ZONING. While Cetus may assign or sublease its interest under the Lease, any such assignment or sublease shall be invalid and shall constitute a breach of the Lease if the assignee or sublessee uses the assigned or subleased premises in a manner which is inconsistent with the then current zoning laws to which the Premises are subject. Any transfer of this Lease by operation of law, whether resulting from death, merger, consolidation or liquidation, shall constitute an assignment for purposes of this Section.

     12.2 SUBLETTING: NOTICE TO CHAPMAN. If at any time or from time to time during the term of this Lease Cetus desires to sublet all or any part of the Premises, Cetus shall give notice to Chapman setting forth the terms of the proposed subletting and the space so proposed to be sublet. No sublease shall be valid and no sublessee shall take possession of the Premises subleased until an executed counterpart of such sublease has been delivered to Chapman.

     12.3 CHAPMAN'S RIGHT TO ENCUMBER. At any time during the term of this Lease, Chapman, with Cetus' prior written consent and subject to Cetus' rights under this Lease, may encumber the Premises with a deed of trust or mortgage to secure a loan to Chapman. If Chapman exercises his right to encumber the Premises in accordance with this Section 12.3, Cetus agrees to subordinate to second position the Chapman Note (as defined below) and the deed of trust securing the Chapman Note to the new encumbrance, pursuant to such subordination documentation as may be reasonably acceptable to Cetus; provided, however, that if the prior encumbrance is foreclosed or enforced, this Lease shall not be terminated nor any of Cetus' rights hereunder disturbed, including without limitation Cetus' rights to offset its payment obligations hereunder by the amount of any delinquent payments under the Chapman Note.

     ENTRY BY CHAPMAN

     13.1 ENTRY BY CHAPMAN. Chapman may upon 48 hours prior written notice enter the Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective lenders, (c) determine whether Cetus is complying with all its obligations hereunder, and (d) post notices of nonresponsibility. Chapman shall further have the right, without notice to Cetus, of ingress and egress over the easement (the "Dock Easement") depicted in green and labeled Dock Easement on Exhibit A-1 hereto; provided, however, that Chapman shall exercise such easement rights in a manner as will not interfere with Cetus' use of the Dock Easement or the remainder of the Premises.

     DEFAULT

     14.1 CHAPMAN'S NOTE. Attached hereto as Exhibit C is a copy of Chapman's promissory note ("Chapman's Note") dated December 5, 1980 in favor of Cetus in the principal amount of $500,000.00. As of the Commencement Date
Chapman's Note has an outstanding principal balance of $447,788; interest resuming on July 1, 1983. Cetus' payment obligations hereunder are conditioned upon the payment by Chapman to Cetus of each installment under the Chapman Note on or before its due date, and Cetus shall have the right to offset against payments otherwise due hereunder the amount of any delinquent payment of principal and/or interest under the Chapman Note.

     14.2 EVENTS OF DEFAULT. The occurrence of any one or more of the following events ("events of default") shall constitute a substantial breach of this Lease by Cetus:

          a. FAILURE TO PAY RENT. Cetus fails to pay any rental in full when the same becomes due, if such failure is not due to Cetus' exercise of its offset rights pursuant to Section 14.1 above and if such failure continues for more than 10 days after Cetus' receipt from Chapman of notice of the amount due; or

          b. FAILURE TO PAY OTHER SUM. Cetus fails to pay any other sum when the same becomes due, if such failure is not due to Cetus' exercise of its offset rights pursuant to

Section 14.1 above and if such failure continues for more than 10 days after Cetus' receipt from Chapman of notice of the amount due; or

          c. FAILURE TO PERFORM. Cetus fails to perform or observe any of Cetus' other obligations under this Lease, if such failure continues for more than 30 days after notice from Chapman or from any governmental body with jurisdiction over the Premises describing the delinquent obligation; provided, however, that if by its nature the breach cannot be cured within 30 days but Cetus nevertheless has the capacity to cure the breach, Cetus may have such longer period as is necessary upon the condition that Cetus promptly commences the curing of the breach within the 30-day period and thereafter diligently pursues the cure to completion; or

          d. BANKRUPTCY. Cetus makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due or files a petition in bankruptcy, or is adjudicated as bankrupt or insolvent or files a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or files an answer admitting, or fails timely to contest, the material allegations of a petition filed against it in any such proceeding, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Cetus or any material part of its properties; or

          e. REORGANIZATION. Any proceeding against Cetus seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation is not dismissed within 90 days after the commencement thereof, an appointment is made without the consent or acquiescence of Cetus of a trustee, receiver or liquidator of Cetus or of any material part of its properties which is not vacated within 90 days thereafter; or

          f. LEVY. This Lease or any estate of Cetus hereunder is levied upon under any attachment or execution and such attachment on execution is not vacated within 30 days thereafter.

     14.2 CHAPMAN'S REMEDIES UPON AN EVENT OF DEFAULT

          a. TERMINATION. If an event of default occurs, Chapman may give a written termination notice to Cetus, and on the date specified in the notice (which shall not be less than three days after the giving of such notice) this Lease shall terminate, unless on or before such date all arrears of rental and all other sums payable by Cetus under this Lease and all costs and expenses incurred by or on behalf of Chapman have been paid by Cetus at the time existing have been fully remedied to the reasonable satisfaction of Chapman.

          b. CONTINUATION OF LEASE, Even though Cetus has breached this Lease or abandoned the Premises, this Lease shall continue in effect for so long as Chapman does not terminate this Lease, and Chapman may enforce all rights and remedies including the right to recover the rental as it becomes due. Acts of maintenance or preservation of or efforts to relet the Premises or the appointment of a receiver upon initiative of Chapman to protect Chapman's interest under this Lease shall not constitute a termination of this Lease.

         c. OTHER RELIEF. The remedies provided for in this Lease are in addition to any other remedies available to Chapman at law or in equity by statute.

     ATTORNEYS' FEES

     15.1 ATTORNEYS' FEES in the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees.

     DAMAGE OR DESTRUCTION

     16.1 CETUS' OBLIGATION TO RESTORE. If there is damage to the Premises caused by fire or any casualty which is covered by the policy of fire and All Risks coverage insurance described in Section 10.1 above, and if the proceeds to Cetus therefrom are sufficient to cover the full cost of the restoration, Cetus shall forthwith repair the damage, subject to the provisions of Sections 16.3 and 16.4 below, and this Lease shall remain in full force and effect. Rental hereunder shall abate while the repair work is underway in proportion to the degree to which the Premises are rendered unusable.

     16.2 CETUS' OPTION TO RESTORE. If the damage results from a casualty not covered by fire or All Risks coverage insurance or if the proceeds to Cetus from such insurance are insufficient to cover the full cost of the restoration, then Cetus may, at its option, upon written notice to Chapman, within 30 days after the date of such fire or other casualty, restore the damage, and this Lease shall remain in full force and effect, subject to the abatement provision set forth in Section 16.1 above.

     16.3 OPTION TO TERMINATE. If (a) Cetus does not elect to make repairs pursuant to Section 16.2 above, or (b) either 20% of the floor area of the Buildings or 20% of the parking lot area or such portion of the Premises as otherwise interferes with Cetus' operations on the premises are damaged or destroyed, or (c) the damage occurs during the last 9 months of the term of this Lease, then Cetus may by written notice to Chapman, given within 30 days after the date of the fire or other casualty, terminate this Lease as of the date of the fire or other casualty; provided, however, that if Chapman promptly makes available to Cetus alternate parking facilities which are reasonably acceptable to Cetus with respect to quality, area and location, then Cetus shall not terminate this Lease if the sole grounds for termination would have been the destruction of 20% or more of the parking lot area. If Cetus elects to terminate under this paragraph, then Chapman shall be entitled to receive a portion of the insurance proceeds proportional to the fair market value of the Buildings as set forth in the fair market value appraisal of the Improvements (Section 10.1).

     16.4 TOTAL DESTRUCTION. A total destruction of the Premises shall automatically terminate this Lease.

     EMINENT DOMAIN

     17.1 CONDEMNATION. If all or any part of the Premises are taken by eminent domain, this Lease shall terminate as to the part so taken as of the date of the taking. In the case of partial taking which exceeds 20% of the floor area of the Buildings or 20% of the parking lot area or otherwise materially interferes with Cetus' operations on the Premises, Cetus shall have the right to terminate this Lease; provided, however, that if Chapman promptly makes available to Cetus alternate parking facilities which are reasonably acceptable to Cetus with respect to quality, area and location, then Cetus shall not terminate this Lease if the sole grounds for termination would have been the taking of 20% or more of the parking lot area.

     17.2 AWARD TO CETUS. If all or any part of the Premises is taken by eminent domain Cetus shall be entitled to any and all compensation, damages, income, rents, awards, on any interest whatsoever which may be paid or made in connection with the value of Cetus' leasehold or purchase interest, its lease-hold improvements and fixtures, or with loss of or damage to Cetus' personal property on the Premises or with moving expenses and other severance damages.

     17.2 REDUCTION OF RENTAL. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be reduced in proportion to the value of the Premises taken.

     SURRENDER

     18.1 SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by Cetus, or a mutual cancellation thereof, shall not work a merger, and shall at the option of Chapman, terminate all or any existing subleases or subtenancies, or may, at the option of Chapman, operate as an assignment to Chapman of any or all such subleases or subtenancies.

     18.2 REDELIVERY OF PREMISES TO LESSOR. Upon termination of this Lease for any reason other than acquisition of title to the Premises by Cetus, Cetus shall surrender the Premises to Chapman in good order, condition and repair, excepting only ordinary wear and tear, damage occasioned by the act or omission of Chapman and damage thereto by fire, earthquake, the elements or causes beyond Cetus' reasonable control.

     HOLDING OVER

     19.1 HOLDING OVER. If, without objection by Chapman, Cetus holds possession of the Premises after expiration of the term of this Lease, Cetus shall become a tenant from month to month upon the same terms herein specified. Each party shall give the other written notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy.

     SIGNS

     20.1 SIGNS. Chapman shall permit Cetus to have sign identification on and within the Buildings which is compatible with the aesthetics thereof.

     BROKERS AND FINDERS

     21. BROKERS AND FINDERS. Each party represents that it has not had dealings with any real estate broker, finder, or other person with respect to this Lease. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder or other person, with whom the party has or had purportedly dealt.

     MISCELLANEOUS

     22.1 WAIVER. The waiver by a party of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the rights of a party to insist upon the performance by the other party in strict accordance with the terms of this Lease.

     22.2 NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when personally served (but upon an officer of Cetus in the case of Cetus) or when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows:

          To Chapman at 1450 - 53rd Street
               Emeryville, California 94608

          To Cetus at 1400 53rd Street
               Emeryville, California 94608

or such other place as a party may designate by notice to the other.

     22.3 COMPLETE AGREEMENT. There are no oral agreements between Chapman and Cetus affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between Chapman and Cetus pertaining to the subject matter of this Lease or the Buildings; provided, however, that until such time as Chapman's covenants pursuant to Section 1.2 hereof are satisfied, then Cetus' rights pursuant to that certain Optional Exchange Agreement, between Cetus and Chapman, dated January 1,

1982, shall survive. There are no representations, warranties or inducements, express or implied, between Chapman and Cetus, except as stated in this Lease.

     22.4 CORPORATE AUTHORITY. If Cetus signs as a corporation, each of the persons executing this Lease on behalf of Cetus does hereby covenant and warrant that Cetus is a duly authorized and existing corporation, that Cetus does and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the corporation is authorized to do so.

     22.5 TIME IS OF THE ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

     22.6 HEIRS, ETC., BOUND BY AGREEMENT. Except as provided in Section 6.2 above, the agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

     22.7 SEVERABILITY. If any provision of this Lease in determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

     22.8 GOVERNING LAW. This Lease shall be governed by and construed pursuant to the laws of the State of California.

     22.9 CAPTIONS. The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way limit or amplify the provisions hereof.

     22.10 MEMORANDUM. Upon the request of a party, Chapman and Cetus shall execute in recordable form a Memorandum of this Lease, which the requesting party may record.

     22.11 FURTHER INSTRUMENTS. From time to time prior to and after the execution of this Lease, each party shall execute and deliver such instruments and other documents as may be reasonably requested by the other party or necessary to carry out the purposes and intent of this Lease.

       EXHIBITS, ADDENDA

     23.1 EXHIBITS, ADDENDA. The exhibits hereto and addenda, if any, are made a part of this Lease.

Dated:   June 23, 1983               \s\ Harold B. Chapman, Jr.
                                     ------------------------------
                                     HAROLD  B. CHAPMAN, JR.


Dated: June 23, 1983                 CETUS CORPORATION
                                      By: /s/ Signature Unreadable
                                          -------------------------
                                      Title: Vice President and
                                             General Counsel
                                             ----------------------

                                EXHIBIT A

BASIS OF BEARINGS

The northerly line of 53rd St. at Horton St. Taken as S72 degrees 28'W.

LEGAL DESCRIPTION

     That parcel of land in the city of Emeryville, County of Alameda, State of California, described as follows:

Parcel "B" of Parcel map No. 2108, filed June 17, 1977, map book 97, pages 40 and 41, Alameda County records, more particularly described as follows:

Beginning at the intersection of the north line of 53rd St. and the east line of Horton Street thence following said east line of Horton Street north 17 degrees 32' west 299.19 feet; thence leaving said east line of Horton Street north 72 degrees 28' east 100.17 feet; thence north 17 degrees 32' west 43.00 feet; thence north 72 degrees 28' east 42.83 feet; thence north 17 degrees 32' west 43.00 feet; thence north 72 degrees 28' east 131.59 feet; thence south 17 degrees 32' east 385.19 feet to said north line of 53rd Street; thence following said line south 72 degrees 18' west 274.59 feet to the point of beginning.

                           AMENDMENT TO LEASE

     This AMENDMENT TO LEASE (the "Amendment") is made as of this 20th day of March 1990, between Harold B. Chapman, Jr., an unmarried man ("Chapman"), and Cetus Corporation, a Delaware corporation ("Cetus") (collectively the "parties").

                                RECITALS

     A. Chapman is the lessor and Cetus is the lessee under that certain Lease, dated July 1, 1983 (the "Lease"), between Cetus and Chapman concerning the premises commonly known as M&G Buildings, located at 1400 and 1450 53rd Street, Emeryville, California. Terms defined in the Lease shall have the same meaning when used in this Amendment.

     B. Pursuant to that certain Settlement Agreement and Release, of even date herewith, the parties agree to amend the Lease as provided herein.

                                AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Paragraph 2.1 of the Lease entitled "TERM AND OPTIONS TO RENEW" is amended in its entirety to read as follows:

         2.1 TERM AND OPTIONS TO RENEW. The term of this lease shall be 7 years from July l, 1983 (the "Commencement Date"). Cetus shall, however, have the option to extend this lease and all of its other provisions for nine additional 2-year terms. The exercise of each of these 2-year options shall be automatic unless Cetus gives at least 60 days notice of its intent not to exercise each such option. However, if not more than 70 days prior to the expiration of the then current term Chapman delivers to Cetus written notice that Chapman seeks notification as to whether Cetus is exercising its option to extend, then Cetus must deliver to Chapman within 10 days after Cetus receives such notice from Chapman, Cetus' written notification as to whether Cetus is exercising its option to extend. If Cetus does not deliver the notices required of it pursuant to the preceding sentence, then Chapman shall be under no obligation to further extend the lease.

          2. Paragraph 3.1 of the Lease entitled "RENT" is amended in its entirety to read as follows:

         3.1 RENT. Rent for the premises shall be $57,362.50 per month. Effective July 1, 1990, and each July 1st thereafter during the term of the Lease, up to and including July 2003, the monthly rent for that July and the succeeding 11 months for the premises as set forth in the first sentence of this paragraph shall be two and one-half percent (2-1/2%) greater than the monthly rent payable for the preceding 12 months. Effective July 1 of each lease year beginning July 1, 2004 and each July 1st thereafter, the monthly rent for that July and the succeeding 11 months shall increase from the rent payable for the preceding 12 months by a percentage equal to the net percentage of any increase by which the Consumer Price Index For All Urban Consumers (1982-84 = 100) of the San Francisco-Oakland Metropolitan Area, All Items,published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"), as of September of the prior year, has increased over the Index for the September of the second prior year. If the Index is not published at any time pertinent to this provision, the index used shall be based upon the most closely comparable statistics on the purchasing power of the consumer dollar as published by a governmental department or agency.

     3. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors in interest, and assigns. Except as expressly amended hereby, the Lease shall remain unmodified and in full force and effect.

     In witness whereof, the parties hereto have executed this Amendment as of the date first above written.


                                       HAROLD B. CHAPMAN, JR.

                                       /s/ H.B. Chapman, Jr.
                                       ----------------------------------


                                       CETUS CORPORATION

                                       By: /s/ Signature Unreadable
                                          -------------------------------
                                       Its: Sr. VP
                                          -------------------------------

                        SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is made as of the 1st day of January, 1995, between HAROLD B. CHAPMAN, JR., an individual ("Chapman"), and CHIRON CORPORATION, a Delaware corporation ("Chiron").

     THIS SECOND AMENDMENT IS ENTERED on the basis of the following facts, intentions and understandings of the parties:

     A. Chapman, as the lessor, and Cetus Corporation ("Cetus"), as the lessee, entered a Lease ("Original Lease") dated as of July 1, 1983. Chiron is the successor to Cetus.

     B. The Original Lease relates to premises ("Premises") commonly known as Building M and Building G located at 1400 and 1450 53rd Street in Emeryville, California. The Premises are more particularly described in the Original Lease.

     C.   Chapman and Cetus entered an Amendment to Lease ("First
Amendment") dated as of March 20, 1990. The Original Lease as amended by the First Amendment is hereinafter referred to as the "Lease." Terms which are capitalized in this Second Amendment and not defined herein shall have the meanings set forth in the Lease.

     D. Chapman and Chiron now desire to amend the Lease as provided in this Second Amendment.

     E. Also as of the date of this Second Amendment, Chapman and Chiron are entering an Option Agreement pursuant to which Chapman is granting to Chiron an option to purchase the Premises. The Option Agreement is not to alter the Lease (as amended by this Second Amendment) in any way.

     F. The Term of the Lease is seven (7) years, commencing on July 1, 1983. The Lease provides that Chiron has the option to extend the Lease for nine (9) additional terms of two (2) years each. Chiron has already exercised three (3) of the two (2) year extensions, with the Term of the Lease, as extended prior to this Second Amendment, to expire on July 1, 1996.

     G. Chiron desires by this Second Amendment to extend the Term of the Lease by two (2) additional terms of two (2) years, such that (i) the Term of the Lease after the extensions pursuant to this Second Amendment shall expire on June 30, 2000, and (ii) Chiron will have the right, in accordance with the terms of the Lease (as amended by this Second Amendment), to extend the


                                   1.

Term of the Lease after June 30, 2000 by four (4) additional terms of two
(2) years each.

     NOW THEREFORE, IN CONSIDERATION of the mutual covenants and promises the parties, the parties agree as follows:

     l. EXERCISE OF OPTIONS. By this Second Amendment, Chiron hereby exercises two (2) options, to extend the Term of the Lease for two (2) years each. The extensions pursuant to this exercise shall commence on July 1, 1996, and extend through June 30, 2000.

     2. REVISED SECTION 10.1. The first sentence of Section 10.1 shall state in its entirety as follows: "Cetus at its own expense shall carry throughout the term hereof property insurance on the Premises to replace the Building in compliance with current building codes."

     3. NO MODIFICATION OF LEASE. No terms of the Option Agreement shall alter or modify in any way the terms of the Lease (as amended). For example, the failure of Chiron to exercise the option, granted in the Option Agreement, to purchase the Premises shall not affect Chiron's rights under the Lease
(as amended).

     4. SUCCESSORS AND ASSIGNS. This Second Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors in interest and assigns.

     5. REMAINDER OF LEASE UNAFFECTED. Except as expressly amended by this Second Amendment, the Lease shall remain in full force and effect and unamended.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment, on the date(s) set forth below, as of the day and year first above written.

                                   "Chapman"


                                   _____________________________
                                   Harold B. Chapman, Jr., an
                                   individual

                                   "Chiron"

                                   Chiron Corporation, a Delaware
                                   corporation


                                   By___________________________
                                   Its__________________________

                                   Date_________________________


                                   3.

                                EXHIBIT C

                           POTENTIAL CLAIMS BY
                          GOVERNMENTAL AGENCIES

     Possible complaint by the County of Alameda which relates to underground storage tanks on the Property (at the northeast corner of "Building M").













































                                EXHIBIT C

                                EXHIBIT D
                               ----------

                            TITLE EXCEPTIONS

[LOGO]          CHICAGO TITLE COMPANY OF ALAMEDA COUNTY

-------------------------------------------------------------------------------

Issuing Office:                                  Escrow Location:
22320 Foothill Boulevard                         One Kaiser Plaza, Suite 1450
Hayward, CA 94541                                Oakland, California 94612
Phone:(510)537-2200                              Phone: (510) 451-8888
Fax: (510)537-6922                               Fax: (510) 465-0738

                                                 Escrow No: 105494 KIO
                                                 Escrow Officer: Kris I. Owens
                                                 RE: CHIRON CORPORATION
                                                 Order No. 000105494 MEW
                                                 Reference:
                                                 Regarding: 1400 - 53rd Street
                                                 Emeryville, California


--------------------------------------------------------------------------------

FIRST AMENDED
Dated as of January 12, 1995   at 5:00 P.M.

In response to the above referenced application for a policy of title insurance,

                 CHICAGO TITLE COMPANY OF ALAMEDA COUNTY

hereby reports that it is prepared to issue, or cause to be issued, as of the date hereof, a Policy or Policies of Title Insurance describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an Exception in Schedule B or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations of said Policy forms.

The printed Exceptions and Exclusions from the coverage of said Policy or Policies are set forth in the attached list. Copies of the Policy forms should be read. They are available from the office which issued the report.

Please read the exceptions shown or referred to in Schedule B and the exceptions and exclusions set forth in the attached list of this report carefully. The exceptions and exclusions are meant to provide you with notice of matters which are not covered under the terms of the title insurance policy and should be carefully considered. It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defects, and encumbrances affecting title to the land.

THIS REPORT (AND ANY SUPPLEMENTS OR AMENDMENTS HERETO) IS ISSUED SOLELY FOR THE PURPOSE OF FACILITATING THE ISSUANCE OF A POLICY OF TITLE INSURANCE AND NO LIABILITY IS ASSUMED HEREBY. IF IT IS DESIRED THAT LIABILITY BE ASSUMED PRIOR TO THE ISSUANCE OF A POLICY OF TITLE INSURANCE, A BINDER OR
COMMITMENT SHOULD BE REQUESTED.

The form of policy of title insurance contemplated by this report is:
       California Land Title Association Standard Coverage Policy


/s/ Miles Williams
------------------------
Miles E. Williams

--------------------------------------------------------------------------------

                               SCHEDULE A

Order No. 105494         MEW                            Your Ref:
--------------------------------------------------------------------------------

1. The estate or interest in the land hereinafter described or referred to covered by this report is:

A FEE




2. Title to said estate or interest at the date hereof is vested in:

HAROLD B. CHAPMAN, JR., WHO ACQUIRED TITLE AS AN UNMARRIED MAN





3. The land referred to in this report is situated in the State of California, County of Alameda and is described as follows:

CITY OF EMERYVILLE

PARCEL "B", PARCEL MAP NO. 2108, FILED JUNE 17, 1977, IN MAP BOOK 97, PAGE 40, ALAMEDA COUNTY RECORDS.

ASSESSOR'S PARCEL NO. 049-1041-049



--------------------------------------------------------------------------------

                               SCHEDULE B

Page 1
Order No: 105494    MEW                       Your Ref:
--------------------------------------------------------------------------------

At the date hereof exceptions to coverage in addition to the printed Exceptions and Exclusions in the policy form designated on the face page of this Report would be as follows:

B    1.  The Lien of Supplemental Taxes, if any, assessed pursuant to the provisions of Chapter 3.5, Revenue and Taxation Code, Sections 75 et seq.


Y    2.  County and City taxes for the Fiscal Year 1994 - 1995
         1st Installment   :  $14,502.81 PAID
         2nd Installment   :  $14,502.81 NOT DUE
         Land              :  $366,429.00
         Improvements      :  $2,228,455.00
         Personal Ppty.    :  NONE
         Exemption         :  NONE
         A.P. No.          :  049-1041-049
         Code Area         :  14-003

C    3.  The herein described property lies within the boundaries of a proposed assessment for BAY ST./SHELLMOUND ST. EXTENSION A.D. under Act of 1911 or 1915 or 1919, proposed Assessment No. (PENDING), in the tentative amount of (AMOUNT PENDING).

K NOTICE OF ASSESSMENT, BAY STREET-SHELLMOUND STREET EXTENSION ASSESSMENT DISTRICT, BY THE CITY OF EMERYVILLE, IN THE AMOUNT OF $20,427.00, RECORDED JANUARY 7, 1994, SERIES NO. 94-008822,
         OFFICIAL RECORDS.

D    4.  NON-BUILDABLE AREA OVER THE NORTHWESTERLY 50 FEET OF THE
         NORTHEASTERLY 131.59 FEET OF SAID LAND, AS SET FORTH ON THE RECORDED PARCEL MAP.

E    5.  EASEMENT FOR INGRESS, EGRESS AND PUBLIC UTILITY PURPOSES
         OVER THE NORTHWESTERLY PORTION OF SAID LAND, AS SHOWN UPON THE RECORDED PARCEL MAP AND AS CONVEYED TO EMERYVILLE ECONOMIC DEVELOPMENT FUND, A NON-PROFIT CORPORATION, BY DEED RECORDED AUGUST 25, 1977, REEL 5019, IMAGE 505, OFFICIAL RECORDS.

F    6.  Easement, upon the terms, covenants and conditions thereof, for the purposes stated herein and incidental purposes created in that certain instrument
         Recorded        :    DECEMBER 22, 1986, SERIES NO. 86-322148, OFFICIAL
                              RECORDS
         Granted to      :    CETUS CORPORATION, A DELAWARE CORPORATION
         Purpose         :    ACCESS, INGRESS AND EGRESS PURPOSES
         Affects         :    A PORTION OF SAID PREMISES


G    7.  Unrecorded lease upon the terms and conditions contained therein
         Lessor          :    HAROLD B. CHAPMAN, JR.
         Lessee          :    CETUS CORPORATION


--------------------------------------------------------------------------------

                               SCHEDULE B
Page 2                         (continued)

Order No:  105494     MEW                            Your Ref:
--------------------------------------------------------------------------------

         Disclosed by     :    MEMORANDUM OF LEASE
         Recorded         :    DECEMBER 1, 1987, SERIES NO. 87-320030, OFFICIAL
                               RECORDS

H        Said Lease contains provisions for renewals.

I The present ownership of said leasehold and other matters affecting the interest of the lessee are not shown herein.

J    8.  A Deed of Trust to secure an indebtedness in the original amount shown below

         Amount           :    $3,000,000.00
         Dated            :    JANUARY 19, 1988
         Trustor          :    HAROLD B. CHAPMAN, JR., AN UNMARRIED MAN
         Trustee          :    SERRANO RECONVEYANCE COMPANY, A CALIFORNIA
                               CORPORATION
         Beneficiary      :    HOME SAVINGS OF AMERICA, F.A., A FEDERALLY
                               CHARTERED SAVINGS AND LOAN ASSOCIATION
         Address          :    P.O. BOX 7075
                               PASADENA, CALIFORNIA 91109-7075
         Loan No.         :    849904-8
         Recorded         :    FEBRUARY 8, 1988, SERIES NO. 88-033494, OFFICIAL
                               RECORDS

L    9.  Financing Statement to secure an indebtedness of
         Amount           :   NOT SHOWN
         Debtor           :   CETUS CORPORATION
         Secured Party    :   SECURITY PACIFIC EQUIPMENT LEASING, INC.
         Dated            :   NOVEMBER 10, l988
         Recorded         :   JANUARY 18, 1989, SERIES NO. 89-014007, OFFICIAL
                              RECORDS

         (AFFECTS THE LEASEHOLD ESTATE)


M        An amendment thereto was recorded OCTOBER 22, 1993, Series
         No. 93-376002, Official Records, as to A CONTINUATION STATEMENT.

N    10. Unrecorded lease upon the terms and conditions contained therein
         Lessor           :   HAROLD B. CHAPMAN, JR.
         Lessee           :   CHIRON CORPORATION
         Disclosed by     :   NOTICE OF NONRESPONSIBILITY BY OWNER
         Recorded         :   DECEMBER 4, 1992, SERIES NO. 92-394886,
                              OFFICIAL RECORDS

O    11. Any and all unrecorded leases.



-------------------------------------------------------------------------------

                               SCHEDULE B
Page 3                         (continued)

Order No:  105494     MEW                            Your Ref:

     P    12.  The possible community interest of the spouse of VESTEE, if such person is married.

     Q    13.  If extended coverage title insurance will be requested, or if this report has been issued to facilitate a request for extended coverage title insurance, then the following would also be exceptions to coverage:

     R Any facts, rights, interests or claims which are not disclosed by the public records but which could by ascertained by making inquiry of the parties or persons in possession of the herein described land.

     S Any easements, liens (including but not limited to any Statutory Liens for labor or materials arising from any on-going or recently completed works of improvement), encumbrances, facts, rights, interest or claims which are not shown by the public records but which could be ascertained by an inspection of the herein described land.

     T Discrepancies, conflicts in boundary lines, shortages in area, encroachments or any other facts which a correct survey of the herein described land would disclose which are not shown by the public records and the requirement that said survey meets with the minimum standards for ALTA/ACSM land title surveys.

     U         INFORMATIONAL NOTE:

               EFFECTIVE JULY 1, 1994, ALL DOCUMENTS TO BE RECORDED IN CALIFORNIA MUST CONFORM TO THE FOLLOWING:

                    (A) A PAGE FOR THE PURPOSE OF RECORDING SHALL BE ONE PRINTED SIDE OF A SINGLE PIECE OF PAPER WHICH IS 8-1/2 INCHES BY 11 INCHES.

                    (B) A SHEET SHALL BE ONE PRINTED SIDE OF A SINGLE PIECE OF PAPER WHICH IS NOT EXACTLY 8-1/2 INCHES BY 11 INCHES BUT NOT GREATER THAN 8-1/2 INCHES BY 14 INCHES.

                    (C) IF A PAGE OR SHEET DOES NOT CONFORM TO THE DIMENSIONS OF 8-1/2 INCHES BY 11 INCHES, THE RECORDER SHALL CHARGE $3.00 EXTRA PER PAGE OR SHEET OF THE DOCUMENT.

                    THESE CHANGES ARE PURSUANT TO GOVERNMENT CODE SECTIONS 27201, 27361 AND 27361.5 WHICH WERE ENACTED IN THE 1992 LEGISLATIVE SESSION, TO BE EFFECTIVE JULY 1, 1994.

                    (D) THE ALAMEDA COUNTY RECORDER INTERPRETS THE ABOVE STATUTES TO EXCLUDE FROM RECORDING, AND THEREFORE WILL NOT ACCEPT, ANY DOCUMENT CONTAINING ONE OR MORE SHEETS OR PAGES GREATER THAN 8-1/2 INCHES BY 14 INCHES.

                                  SCHEDULE B
Page 4                            (continued)

Order No:  105494     MEW                            Your Ref:

W         NOTE:

          According to the Public Records, no Deed conveying the property described in this Report has been recorded within a period of two years prior to the date of this Report, except as shown herein:

          None

X         MEW/lt
          1/20/95

                                 NOTICE

SECTION 12413.1 OF THE CALIFORNIA INSURANCE CODE, EFFECTIVE JANUARY 1, 1990, REQUIRES THAT ANY TITLE INSURANCE COMPANY, UNDERWRITTEN TITLE COMPANY, OR CONTROLLED ESCROW COMPANY HANDLING FUNDS IN AN ESCROW OR SUB-ESCROW CAPACITY, WAIT A SPECIFIED NUMBER OF DAYS AFTER DEPOSITING FUNDS, BEFORE RECORDING ANY DOCUMENTS IN CONNECTION WITH THE TRANSACTION OR DISBURSING FUNDS. THIS STATUTE ALLOWS FOR FUNDS DEPOSITED BY WIRE TRANSFER TO BE DISBURSED THE SAME DAY AS DEPOSIT. IN THE CASE OF CASHIER'S CHECKS OR CERTIFIED CHECKS, FUNDS MAY BE DISBURSED THE NEXT DAY AFTER DEPOSIT. IN ORDER TO AVOID UNNECESSARY DELAYS OF THREE TO SEVEN DAYS, OR MORE, PLEASE USE WIRE TRANSFER, CASHIER'S CHECKS, OR CERTIFIED CHECKS WHENEVER POSSIBLE.

IF YOU HAVE ANY QUESTIONS ABOUT THE EFFECT OF THIS NEW LAW, PLEASE CONTACT YOUR LOCAL CHICAGO TITLE OFFICE FOR MORE DETAILS.


                                  Chicago Title [LOGO]

                LIST OF PRINTED EXCEPTIONS AND EXCLUSIONS

    CALIFORNIA LAND TITLE ASSOCIATION STANDARD COVERAGE POLICY - 1990

                        EXCLUSIONS FROM COVERAGE
The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys' fees or expenses which arise by reason of:
1. (a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to
          (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

     (b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2. Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.        Defects, liens, encumbrances, adverse claims or other matters:
     (a) whether or not recorded in the public records at Date of Policy, but created, suffered, assumed or agreed to by the insured claimant;
     (b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;
     (c)  resulting in no loss or damage to the insured claimant;
     (d)  attaching or created subsequent to Date of Policy; or
     (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage or the estate or interest insured by this policy.

4. Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with applicable doing business laws of the state in which the land is situated.

5. Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth-in-lending law.

6. Any claim which arises out of the transaction vesting in the insured the estate or interest insured by this policy or the transaction creating the interest of the insured lender, by reason of the operation of federal bankruptcy, state insolvency or similar creditors' rights laws.



                            EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys' fees or expenses) which arise by reason of:
1. Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

    Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

2. Any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of the land or which may be asserted by persons in possession thereof.

3. Easements, liens or encumbrances, or claims thereof, which are not shown by the public records.

4. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.

5. (a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under
    (a), (b) or (c) are shown by the public records.

  AMERICAN LAND TITLE ASSOCIATION RESIDENTIAL TITLE INSURANCE POLICY (6-1-87)

                                   EXCLUSIONS

In addition to the exceptions in Schedule B, you are not insured against loss, costs, attorney's fees and expenses resulting from:

     1. Governmental policy power, and the existence or violation of any law or government regulation. This includes building and zoning ordinances and also laws and regulations concerning:
          -  land use                       -  land division
          -  improvements on the land       -  environmental protection

     This exclusion does not apply to the violations or the enforcement of these matters which appear in the public records at Policy Date. This exclusion does not limit the zoning coverage described in Items 12 and 13 of Covered Title Risks.

     2.  The right to take the land by condemning it, unless:
          - a notice of exercising the right appears in the public records on the Policy Date
          - the taking happened prior to the Policy Date and is binding on you if you bought the land without knowing of the taking.

     3.  Title Risks:
          -  that are created, allowed, or agreed to by you
          - that are known to you, but not to us, on the Policy Date - unless they appeared in the public records
          -  that result in no loss to you
          - that first affect your title after the Policy Date - this does not limit the labor and material lien coverage in Item 8 of Covered Title Risks

     4.  Failure to pay value for your title.

     5.  Lack of a right:
          - to any land outside the area specifically described and referred to in Item 3 of Schedule A, or
          -  in streets, alleys, or waterways that touch your land

         This exclusion does not limit the access coverage in Item 5 of Covered Title Risks.



                            EXCEPTIONS FROM COVERAGE

In addition to the Exclusions, you are not insured against loss, costs, attorneys' fees and expenses resulting from:

     1.  Someone claiming an interest in your land by reason of:
         A. Easements not shown in the public records
         B. Boundary disputes not shown in the public records
         C. Improvements owned by your neighbor placed on your land

     2. If, in addition to a single family residence, your existing structure consists of one or more Additional Dwelling Units, Item 12 of Covered Title Risks does not insure you against loss, costs, attorneys' fees, and expenses resulting from:

         A. The forced removal of any Additional Dwelling Unit, or,

         B. The forced conversion of any Additional Dwelling Unit back to its original use.

         If said Additional Dwelling Unit was either constructed or converted to use as a dwelling unit in violation of any law or government regulation.

              AMERICAN LAND TITLE ASSOCIATION LOAN POLICY (10-17-92)
                      WITH ALTA ENDORSEMENT - FORM 1 COVERAGE
                                       and
          AMERICAN LAND TITLE ASSOCIATION LEASEHOLD LOAN POLICY (10-17-92)
                      WITH ALTA ENDORSEMENT - FORM 1 COVERAGE

                             EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys' fees or expenses which arise by reason of:

1. (a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land;
         (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

    (b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2. Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.       Defects, liens, encumbrances, adverse claims or other matters:
    (a)  created, suffered, assumed or agreed to by the insured claimant;
    (b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;
    (c)  resulting in no loss or damage to the insured claimant;
    (d) attaching or created subsequent to Date of Policy (except to the extent that this policy insures the priority of the lien of the insured mortgage over any statutory lien for services, labor or material or to the extent insurance is afforded herein as to assessments for street improvements under construction or completed at Date of Policy); or
    (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the insured mortgage.

4. Unenforceability of the lien of the insured mortgage because of the inability or failure of the insured at Date of Policy, or the inability or failure of any subsequent owner of the indebtedness, to comply with applicable doing business laws of the state in which the land is situated.

5. Invalidity or unenforceability of the lien of the insured mortgage, or claim thereof, which arises out of the transaction evidenced by the insured mortgage and is based upon usury or any consumer credit protection or truth in lending law.

6. Any statutory lien for services, labor or materials (or the claim or priority of any statutory lien for services, labor or materials over the lien of the insured mortgage) arising from an improvement or work related to the land which is contracted for and commenced subsequent to Date of Policy and is not financed in whole or in part by proceeds of the indebtedness secured by the insured mortgage which at Date of Policy the insured has advanced or is obligated to advance.

7. Any claim, which arises out of the transaction creating the interest of the mortgagee insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that is based on:
         (i) the transaction creating the interest of the insured mortgagee being deemed a fraudulent conveyance or fraudulent transfer; or
        (ii) the subordination of the interest of the insured mortgagee as a result of the application of the doctrine of equitable subordination; or
       (iii) the transaction creating the interest of the insured mortgagee being deemed a preferential transfer except where the preferential transfer results from the failure:
              (a)  to timely record the instrument of transfer; or
              (b) of such recordation to impart notice to purchaser for value or a judgment or lien creditor.

The above policy forms may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following General Exceptions:

                           EXCEPTIONS FROM COVERAGE

The policy does not insure against loss or damage (and the Company will not pay costs, attorneys' fees or expenses) which arise by reason of:

1. Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.
     Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

2. Any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of the land or by making inquiry of persons in possession thereof.

3. Easements, liens or encumbrances, or claims thereof, which are not shown by the public records.

4. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.

5. (a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a),
(b) or (c) are shown by the public records.

           AMERICAN LAND TITLE ASSOCIATION OWNER'S POLICY (10-17-92)
                                      and
      AMERICAN LAND TITLE ASSOCIATION LEASEHOLD OWNER'S POLICY (10-17-92)

                           EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys' fees or expenses which arise by reason of:
1.  (a)   Any law, ordinance or governmental regulation (including
          but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to
          (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

    (b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrance resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

2. Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

3.        Defects, liens, encumbrances, adverse claims or other matters:
    (a)   created, suffered, assumed or agreed to by the insured claimant;
    (b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and not disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;
    (c)   resulting in no loss or damage to the insured claimant;
    (d)   attaching or created subsequent to Date of Policy; or
    (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

4. Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, that is based on:
          (i) the transaction creating the estate or interest insured by this policy being deemed a fraudulent conveyance or fraudulent transfer; or
          (ii) the transaction creating the estate or interest insured by this policy being deemed a preferential transfer except where the preferential transfer results from the failure.
               (a)  to timely record the instrument of transfer; or
               (b) of such recordation to impart notice to a purchaser for value or a judgment or lien creditor.



The above policy forms may be issued to afford either Standard Coverage or Extended Coverage. In addition to the above Exclusions from Coverage, the Exceptions from Coverage in a Standard Coverage policy will also include the following General Exceptions:

                        EXCEPTIONS FROM COVERAGE

This policy does not insure against loss or damage (and the Company will not pay costs, attorneys' fees or expenses) which arise by reason of:

1. Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.
     Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.
2. Any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of the land or by making inquiry of persons in possession thereof.
3. Easements, liens or encumbrances, or claims thereof, which are not shown by the public records.
4. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.
5. (a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a),
(b) or (c) are shown by the public records.

                                     EXHIBIT E
                                    -----------

                           MEMORANDUM OF OPTION AGREEMENT
                          --------------------------------

RECORDING REQUESTED BY            |
AND WHEN RECORDED MAIL TO:        |
                                  |
Brobeck, Phleger & Harrison       |
One Market                        |
Spear Street Tower, 24th Floor    |
San Francisco, California 94105   |
Attn: A. Bruce Gilmore, Esq.      |
                                  |
                                  |THE AREA ABOVE IS RESERVED FOR RECORDER'S USE
--------------------------------------------------------------------------------

                     MEMORANDUM OF OPTION AGREEMENT

--------------------------------------------------------------------------------


     THIS MEMORANDUM OF OPTION AGREEMENT ("Memorandum") is entered as of the ____ day of June, 1995, by and between HAROLD B. CHAPMAN, JR., an individual ("Chapman"), and CHIRON CORPORATION, a Delaware corporation ("Chiron").

     THIS MEMORANDUM is entered on the basis of the following facts, intentions and understandings of the parties:

     A. Chapman is the owner of the real property described in EXHIBIT 1, attached hereto.

     B. Chapman, as optionor, and Chiron, as optionee, have entered an Option Agreement dated as of January 1, 1995. Pursuant to the Option Agreement, Chiron has the option ("Option") to purchase the Property from Chapman.

     C. Chapman and Chiron desire to execute and record this Memorandum to give notice of the Option.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties agree as follows:

     l. GRANT OF OPTION. Chapman hereby grants Chiron the Option to purchase the Property, subject to and in accordance with the terms set forth in the Option Agreement.

     2. TERM. The term of the Option commenced as of January 1, 1995. If not previously terminated, the term shall expire on December 31, 1999.

                                EXHIBIT E
                                ---------
                                   1.

     3. CONFLICT. In the event of any conflict between the terms of this Memorandum and the terms of the Option Agreement, the terms of the Option Agreement shall control.

     4. NOTICE. The purpose of this Memorandum is to give notice of the Option.

     IN WITNESS WHEREOF, the parties have executed this Memorandum, on the date(s) set forth below, as of the day and year first above written.

                              "Chapman"


                              -------------------------------------
                              Harold B. Chapman, Jr., an individual

                              Date:
                                   -------------------------------


                              "Chiron"

                              CHIRON CORPORATION, a Delaware
                              corporation


                              By:
                                  ---------------------------------
                                 Name:
                                       ----------------------------
                                 Its:
                                      -----------------------------
                              Date:
                                    -------------------------------











                                EXHIBIT E
                                ---------
                                   2.

                                EXHIBIT 1

                          PROPERTY DESCRIPTION


CITY OF EMERYVILLE

PARCEL "B", PARCEL MAP NO. 2108, FILED JUNE 17, 1977, IN MAP BOOK 97, PAGE 40, ALAMEDA COUNTY RECORDS.

ASSESSOR'S PARCEL NO. 049-1041-049

[CHIRON LETTERHEAD]




                            February 28, 1996


[GRAPHIC]


VIA HAND DELIVERY
AND U.S. MAIL


Harold B. Chapman, Jr.
2900 Main Street
Alameda, California 94501

     Re:  Option Agreement for Real Property and Improvements
          (Including Buildings "M" and "G") in Emeryville, California
          -----------------------------------------------------------

Dear Mr. Chapman:

     Chiron Corporation, as Buyer, and you, as Seller, entered into an Option Agreement dated as of January 1, 1995. The Option Agreement relates to real property ("Property") in Emeryville, California, which includes Buildings "M" and "G." The Property is more particularly described in the Option Agreement.

     The Option Agreement provides that Chiron has the option ("Option") to purchase the Property by exercising the Option prior to January 1, 2000 by delivering a written notice ("Exercise Notice") to you by registered mail or personal delivery stating that Chiron desires to close escrow. This letter constitutes the Exercise Notice under the Option Agreement.

     Section 11.a of the Option Agreement provides that close of escrow ("Close of Escrow") is to occur on the date ("Closing Date") determined by you; provided that (i) the Closing Date shall be not later than February 27, 1997 (one (1) year after the date of this Exercise Notice), (ii) the Closing Date shall not be earlier than August 27, 1996 (six (6) months after the date of this Exercise Notice) and (iii) you will give Chiron not less than forty-five (45) days' prior written notice of the Closing Date.

     You are not required to notify Chiron of the Closing Date at this time. However, Chiron would appreciate your notifying me as soon as possible of the date you desire to be the Closing Date.


CHIRON CORPORATION - 4560 Horton Street - Emeryville, CA - 94608-2916 - 510-655-8730 LAW DEPARTMENT - General Fax: 510-654-5360 - Intellectual Property Fax: 510-655-3542

Harold B. Chapman, Jr.                                         February 28, 1996
                                                                          Page 2

     It is my understanding that the Option Agreement provides for flexibility in establishing the Closing Date in order to allow you to effect the transfer of the Property as an exchange in accordance with Section 1031 of the Internal Revenue Code. Under Section 1031, you may be entitled to defer the taxes otherwise due upon the transfer of the Property, even if you acquire "replacement property" after you transfer the Property to Chiron. It is Chiron's hope that, based on the flexibility provided for transfers pursuant to Section 1031 you will elect to have the Closing Date as soon as possible after August 27, 1996.

     I am also sending a copy of this letter to Eugene Schneider, your counsel. If Mr. Schneider or you have any questions regarding this letter, please contact Bruce Gilmore (415) 442-1444.

     Thank you for your assistance in this matter. I look forward to working with you as we conclude the transfer of the Property.


                                       Very truly yours,

                                       /s/ Ed Bailey

                                       Ed Bailey
                                       Director, Facilities Planning



cc:    Mr. Thomas Peterson
       A. Bruce Gilmore, Esq. (via Facsimile)
       Eugene Schneider, Esq. (via U.S. Mail)